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                                                                    EXHIBIT 23.5

                          Consent of Ferguson & Company


         We hereby consent to the reference to our fairness opinion letter to the Board of Directors of First Savings Bancorp, Inc. in the Proxy Statement/Prospectus constituting part of this Registration Statement.


Ferguson & Company

/s/  Robin L. Fussell
---------------------------------
Robin L. Fussell
Principal



Hurst, Texas
May 15, 2000